FOR IMMEDIATE RELEASE: OCTOBER 6, 2008

Contact:investorinfo@arrayit.com

Email:investorinfo@arrayit.com

Website:www.arrayit.com

ARRAYIT – BSI ALLIANCE PROVIDES NEW RESEARCH TECHNOLOGY TO IDENTIFY DISEASE DIAGNOSTICS

ARRAYIT AND BIOSYSTEMS INTERNATIONAL TO PRODUCE NEW APPROACH FOR IDENTIFYING DISEASES

Sunnyvale, CA - Integrated Media Holdings, Inc. (OTCBB: IMHI - News) announced today that its wholly owned subsidiary, TeleChem International, Inc. doing business as Arrayit Company, has entered into an exclusive agreement with BioSystems International SAS for the supply and license rights to produce state-of-the-art microarrays featuring antibodies that identify proteins uniquely expressed in human plasma.  The Human Plasma Proteome Microarray may lead to exciting new clinical applications in human disease diagnostics.

Ms. Rene Schena, CEO of Arrayit, stated, “This unique approach of using novel antibodies to detect human plasma proteins will speed the research and identification of biomarkers for early-stage disease diagnostics. The agreement provides our companies an instant opportunity to participate in the research market and ultimately in the multi-billion dollar diagnostics industry.” Mr. Jean-Pierre Tirouflet, CEO of BioSystems International, explained, “BSI is eager to license its PlasmaScan™ antibody libraries as a first step to developing global proteomics profiling tools for biomarker research enabling the identification and characterization of human disease states.” “This first step provides scientists in the proteomics industry and academia with tools that will be as useful as DNA microarrays are in gene-expression profiling,” added Laszlo Takacs BSI’s CSO.

This agreement, pursuant to a letter of intent entered into on July 10, 2008, allows for the research, development, commercialization and marketing of the first global human proteome profiling microarray.  Each party will contribute its own cash to fund the R&D startup, and will eventually share the revenues. The first microarrays will be available in the next quarter.

BSI will provide Normal Human Plasma Profiling Monoclonal Antibodies. Arrayit will use its proprietary microarray manufacturing technology to print these antibodies onto glass slides, and will market the microarrays through the company’s existing network of world-wide marketing partners.

About Arrayit Company

Integrated Media Holdings, Inc. owns, as a wholly owned subsidiary, TeleChem International, Inc., which is doing business as Arrayit Company, and is headquartered in Sunnyvale, California. Arrayit leads and empowers the genetic, research, pharmaceutical, and diagnostic communities through the discovery, development and manufacture of proprietary life science technologies and consumables for disease prevention, treatment and cure. It now offers over 150 products to a customer base of more than 2,500 laboratories worldwide, including most every major university, pharmaceutical and biotech company, major agricultural and chemical company, government agency, national research foundation and many private sector enterprises. Please visit www.arrayit.com for more information.

About BioSystems International

Biosystems International SAS is headquartered in Evry, France.  Biosystems is a biotechnology company that produces monoclonal antibodies and couples the power of high-throughput monoclonal antibody technology and state-of-the-art proteomics to query the plasma proteome resulting in the discovery and identification of novel protein biomarkers for global proteomics profiling and disease monitoring,

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the biomedical business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions, the outcome of our legal disputes; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Arrayit and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q/A for the fiscal first quarter ended March 31, 2008 and Form 10-Q for the fiscal second quarter ended June 30, 2008.